UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2013

First PacTrust Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Ave, Suite 900

Irvine, California 92612

(Address of principal executive offices)

(949) 236-5211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

First PacTrust Bancorp, Inc. (the “Company”) announced that the underwriters of the Company’s recently completed underwritten public offering of voting common stock, par value $0.01 per share (the “Common Stock”), exercised their option to purchase an additional 360,000 shares of Common Stock to cover over-allotments, at a price to the public of $13.00 per share, pursuant to the terms of the Underwriting Agreement dated as of June 21, 2013 between the Company and Raymond James & Associates, Inc., as representative of the several underwriters listed in Schedule A thereto. The issuance of the shares of Common Stock is expected to close on July 2, 2013.

A copy of the press release announcing the exercise of the overallotment option is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013

First PacTrust Bancorp, Inc.

By:	/s/ Richard Herrin
	Name:	Richard Herrin
	Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release, dated June 28, 2013.